UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CARDIMA INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TABLE OF CONTENTS

Page
Introduction	4
Outstanding Securities and Voting Rights	4
Questions and Answers About the Meeting and Voting	5
Security Ownership of Certain Beneficial Owners and Management	8
Executive Officers and Key Employees	11
Indebtedness of Executive Officers and Directors	10
Family Relationships	10
Legal Proceedings	10
The Board of Directors and Corporate Governance	11
Executive Compensation and Related Matters	13
Section 16(a) Beneficial Ownership Reporting Compliance	16
Report of the Compensation Committee on Executive Compensation	19
Report of the Audit Committee	21
Proposal 1: Election of Directors	20
Proposal 2: To ratify the adoption of the 2007 Employee Option Plan	21
Proposal 3: Ratification of the Selection of Independent Registered Public Accounting Firm	22
Form 10KSB and Form 10KSB/A	23
Deadline for Future Proposals of Stockholders	23
Other Matters Which May Come Before the Annual Meeting	23
2007 Stock Option Plan (Exhibit 1)	24
Solicitation of Proxies	30

CARDIMA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

and

PROXY STATEMENT

CARDIMA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on September 8, 2008

To the Stockholders of Cardima, Inc.:

You are cordially invited to the 2008 Annual Meeting of Stockholders of Cardima, Inc., which will be held at 47266 Benicia Street, Fremont, California, n Monday, September 8, 2008, beginning at 11:00am, local time. The Annual Meeting will be held for the following purposes:

1. To elect members to our Board of Directors, each to hold office until 2009 Annual Meeting or until his successor is elected and qualified (Proposal 1);

2. To ratify the adoption of the 2007 Employee Option Plan, as authorized by the board of Directors on September 14, 2007, for the issuance of 30,000,000 shares of Cardima’s Common Stock over the term of the Plan (Proposal 2);

3. To ratify the selection of PMB Helin Donovan, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 (Proposal 3);

4. To transact such other business as may properly come before the meeting or any postponements or adjournments of the meeting.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY SHAREHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" each of the proposals. The Company intends to mail the Annual Report, Proxy Statement and Proxy enclosed with this notice on or about August 19, 2008, to all stockholders entitled to vote at the Annual Meeting. If you are a stockholder of record of our common stock on August 4, 2008, the record date for the Annual Meeting, you are entitled to vote at the meeting and any postponements or adjournments of the meeting. Stockholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

We hope that you will use this opportunity to take an active part in our affairs by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the meeting.

By Order of the Board of Directors,

Robert Cheney
Fremont, California	Chief Executive Officer
August 13, 2008

Stockholders unable to attend the Annual meeting in person are requested to date and sign the enclosed proxy card as promptly as possible. A stamped envelope is enclosed for your convenience. If a stockholder receives more than one proxy card because he or she owns shares registered in different names or addresses, each proxy card should be completed and returned.

CARDIMA INC.
 47266 Benicia Street
Fremont, California 94538-7330
(510) 354-0300

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

 September 8, 2008

INTRODUCTION

This Proxy Statement is furnished to the stockholders by the Board of Directors of Cardima Inc., for solicitation of proxies for use at the Annual Meeting of Stockholders to be held at 47266 Benicia Street, Fremont, California, on Monday, September 8, 2008, at 11:00am, local time, and at any and all adjournments of the meeting.

The purpose of the Annual Meeting and the matters to be acted upon are set forth in the following Proxy Statement. As of the date of this Proxy Statement, our Board of Directors knows of no other business, which will be presented for consideration at the Annual Meeting. A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to our Secretary a written notice of revocation prior to the Annual Meeting, or by appearing at the meeting and expressing a desire to vote his or her shares in person. Subject to such revocation, all shares represented by a properly executed proxy received prior to or at the Annual Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the election of the nominees for director and "FOR" each other matter set forth in this Proxy Statement. If any other business properly comes before the meeting, votes will be cast in accordance with the proxies in respect of any such other business in accordance with the judgment of the persons acting under the proxies.

It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about August 19, 2008.

OUTSTANDING SECURITIES AND VOTING RIGHTS

Only stockholders of record at the close of business on the record date of August 4, 2008 are entitled to notice of and to vote at the Annual Meeting. At that date there were 124,864,958 outstanding shares of our common stock, par value $.001 per share, and 5,000,000 outstanding shares of our Series A preferred stock, par value $.001 per share. At the Annual Meeting, each share of common stock and Series A preferred stock will be entitled to one (1) vote and twenty-eight (28) votes, respectively.  The Series A Preferred Stock votes with the common stock as  one class.

The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Stockholders are not entitled to cumulate their votes. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In matters other than the election of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, while broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.

QUESTIONS AND ANSWERS ABOUT
ABOUT THE MEETING AND VOTING

1. WHAT IS A PROXY?

It is your legal designation of another person to vote the stock that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Mr. Robert Cheney, our Chief Executive Officer has been designated as a proxy for the 2008 Annual Meeting of Stockholders.

2. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2008 Annual Meeting of Stockholders is August 4, 2008. The record date is established by our Board of Directors, as required by Delaware law and our By-laws. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

(a) receive notice of the meeting; and

(b) vote at the meeting and any adjournments or postponements of the meeting.

3. WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 14 describes brokers' discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4. WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK OR SERIES A STOCK?

(a) In Writing:

All stockholders of record can vote by mailing in their completed proxy card (in the case of registered stockholders) or their completed vote instruction form (in the case of street name holders).

(b) In Person:

All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5. HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a) giving written notice to our Secretary;

 (b) delivering a later-dated proxy; or

(c) voting in person at the meeting.

6. ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We will hold the votes of each stockholder in confidence from directors, officers and employees except:

(a) as necessary to meet applicable legal requirements and to assert or defend claims for or against us;

(b) in case of a contested proxy solicitation;

(c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

(d) to allow the independent inspectors of election to certify the results of the vote.

7. WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

When voting on the election of director nominees to serve until the 2009 Annual Meeting of Stockholders, stockholders may:

(a) vote in favor of all nominees;

(b) vote to withhold votes as to all nominees; or

(c) withhold votes as to specific nominees.

Directors will be elected by a plurality of the votes cast.

Our Board recommends a vote "FOR" all of the nominees.

8. WHAT ARE THE VOTING CHOICES WHEN VOTING ON RATIFYING THE ADOPTION OF THE 2007 EMPLOYEE OPTION PLAN?

When voting on ratifying the adoption of the 2007 Employee Option Plan, stockholders may:

(a) vote in favor of the ratification;

(b) vote against the ratification; or

(c) abstain from voting on the ratification.

The adoption of the 2007 Employee Option Plan will be ratified if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" this proposal.

9. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF PMB HELIN DONOVAN, LLP, AND WHAT VOTE IS NEEDED TO RATIFY ITS SELECTION?

When voting on the ratification of the selection of PMB Helin Donovan, LLP as our independent registered public accounting firm, stockholders may:

(a) vote in favor of the ratification;

(b) vote against the ratification; or

(c) abstain from voting on the ratification.

The selection of the independent registered public accounting firm will be ratified if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" this proposal.

10.  WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all director nominees, FOR the proposal to ratify the adoption of the 2007 Employee Option Plan and FOR the proposal to ratify the selection of PMB Helin Donovan, LLP. 11.

11. WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on August 4, 2008. Each share of our common stock is entitled to one (1) vote. Each share of our Series A preferred stock is entitled to twenty-eight (28) votes.  As of August 4, 2008, we had 124,915,485 shares of common stock outstanding and 5,000,000 shares of Series A preferred stock outstanding.

12. WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, or you can reach American Stock Transfer & Trust Company at (212) 936-5100.

13. WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the meeting. If your shares are held in street name, your bank, brokerage firm or other nominee, under some circumstances, may vote your shares.

Brokerage firms, banks and other nominees may vote customers' un-voted shares on "routine" matters. Generally, a broker may not vote a customer's un-voted shares on non-routine matters without instructions from the customer and must instead submit a "broker non-vote." A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether a matter has been approved.

14. ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Broker non-votes will not be included in vote totals and will not affect the outcome of the vote. In matters other than the elections of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders.

15. HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

To hold the meeting and conduct business, a majority of our outstanding voting shares as of August 4, 2008 must be present at the meeting.  On this date, a total of 124,915,485 shares of our common stock and 5,000,000 shares of our Series A preferred stock were outstanding and entitled to vote. Shares representing a majority must be present. This is called a quorum.

Votes are counted as present at the meeting if the stockholder either:

(a) Is present and votes in person at the meeting, or

(b) Has properly submitted a proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of August 4, 2008 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock and (ii) all officers and directors of Cardima as a group.

	Shares beneficially owned
Stockholder	Number of shares	Percentage of class (2)
Peter Yuan (4)	45,983,666	40.57%
NN65 Tomson Villa
No. 1, Long Dong Ave.
Pudong, Shanghai, China

Victor Shui Kwai Lee & Agnes (3)	48,164,419	42.49%
Wing Chi Li Jtten
54 LaSalle Road, 2nd Floor
Kowloon Tong
Kowloon, Hong Kong

Robert Cheney (2)	18,139,534	16.00%
Nelson Capital Corporation
24F Block 48
Baguio Villa
550 Victoria Road
Pokfulam, Hong Kong

Tony Shum	339,534	0.30%

Eric Chan	403,067	0.36%

Phillip Radlick	11,000	0.01%

Gabriel Vegh	232,917	0.21%

Richard Gaston	83,334	0.07%

Total	113,357,471	100.00%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of August 4, 2008 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Includes 16,800,000 shares held by Nelson Capital Corporation of which Mr. Cheney is a director.  Also includes 1,000,000 shares issuable upon conversion of 5,000,000 shares of Series A Preferred Stock (the "Series A") held by Apix International Limited of which Mr. Cheney is a director and principal shareholder.  The Series A Preferred Stock carry voting rights on 28 per one share of Preferred Stock basis.

(3) 22,244,800 shares were issued to Victor Shui Kwai Lee and Agnes pursuant to a Debt Settlement Agreement entered in to between the Company and Apix International Limited. 317,711 shares were purchased by Mr. Lee prior to the agreement. In addition 20,000,000 shares were issued to Asia Peak holdings Ltd. pursuant to a Debt Settlement Agreement entered in to between the Company and Apix International Limited. Mr. Lee is a majority owner in the company. Also included 2,000,000 and 1,666,666 shares of common stock issued to Mr. Lee in connection with the December 2007 and May 2008 financing, respectively, by the Company. The number of shares does not include 652,500 shares issuable upon exercise of warrants that may not be exercised before June 17, 2008.

(4) The 29,182,200 shares were issued to Peter Yuan pursuant to a Debt Settlement Agreement entered in to between the Company and Apix International Limited. Cardima, Inc. (the Company) issued 10,000,000 shares of common shares to Mr. Yuan in connection with the December 2007 financing by the Company.  Also included 6,666,666 shares of common stock issued to Mr. Yuan in connection with the May 2008 financing by the Company. The number of shares does not include 1,500,000 shares issuable upon exercise of warrants that may not be exercised before June 17, 2008.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of our executive officers and directors as of August 13, 2008:

Name of Director or Officer	Age	Title	Director Since
Tony Shum	39	Chairman of the Board of Directors Business Development Executive, HSBC	2006
Robert Cheney	49	Chief Executive Officer, interim Chief Financial Officer and Director	2006
Eric Chan, Ph.D.	50	Chief Technology Officer and Director	2007
Richard Gaston, M.D.	64	Director	2007
Phillip Radlick, Ph.D.	70	Director	1994
Gabriel Vegh	67	Director	1992

Mr. Tony Shum has been our Chairman since August 2007 and our director since February 2006. Mr. Shum is a Business Development Executive for the global banking group HSBC since February 2006. From February 2001 to January 2006, Mr. Shum worked as a consultant providing business strategy and analysis services in Asia Pacific and Europe for businesses ranging from start-up ventures to multi-national corporations. Also Mr. Shum worked for Walt Disney Television International where he helped to establish its broadcast television business in the Asia-Pacific region. Mr. Shum is a Chartered Accountant and worked for Deloitte & Touche in Canada and Price Waterhouse in Hong Kong.

Mr. Robert Cheney has been our Chief Executive Officer and interim Chief Financial Officer since August 2007.  He has been one of our directors since February 2006. Mr. Cheney is a corporate consultant based in Hong Kong since January 2001. Mr. Cheney is also a director and shareholder of Apix International Limited. Mr. Cheney was previously the Chairman and CEO of a Hong Kong based telecommunications and Internet Services Company. Prior to his business career, Mr. Cheney was a corporate lawyer in private practice qualified in Hong Kong, Canada and Britain.

Eric Chan, Ph.D., co-inventor of Cardima’s INTELLITEMP® Energy Management System, the Surgical Ablation Probe with Stabilization Sheath, and the REVELATION Helix catheter, has been Chief Technology Officer since September 2007. Dr. Chan received a B.S.E.E. from Purdue University, and both the M.S.E. and Ph.D. degrees in Biomedical Engineering from the University of Texas at Austin.  He also completed the Global Bio-Executive Program at the University of California, Berkeley, Haas School of Business.  He is a Senior Member of the Institute of Electrical and Electronic Engineers, and an elected Fellow of the European Society of Cardiology.

Richard Gaston, M.D., has been a director since October 5, 2007.   He retired in 2006 from clinical practice as a Board certified cardiologist.   From 1981 to 2006, Dr. Gaston practiced as a cardiologist in Petaluma, California and played a major role in establishing state of the art intensive care unit at Petaluma Valley Hospital in 1980’s. From 1997 to 2003, Dr. Gaston also was the biotechnology and pharmaceutical analyst of AmeriCal Securities in San Francisco, California with a prominent role in selling Imatron Inc. to GE Healthcare.  Dr. Gaston received an A.B. in Psychology from Stanford University, M.D. from University of Michigan, Internship and Medical Residency from University of Utah and Cardiology Fellowship from Michigan State University.

Phillip Radlick, Ph.D., has been one of our directors since November 1994. Dr. Radlick is currently an independent consultant in the healthcare industry. Dr. Radlick served as President and Chief Executive Officer of Lipid Sciences, Inc., a publicly held biotechnology company, from June 2000 until October 2002. Dr. Radlick was our President and Chief Executive Officer from November 1994 to June 2000. Prior to joining us, from November 1992 until October 1994, Dr. Radlick was the President and Chief Executive Officer of Hepatix, Inc., a start-up medical device company. From November 1986 until November 1992, Dr. Radlick was the President of Edward’s Cardiovascular Surgery Division, a division of Baxter Healthcare responsible for the development, manufacture and sale of cardiovascular products. Dr. Radlick received a B.S. in Chemistry and a Ph.D. in Organic Chemistry from the University of California, Los Angeles.

Mr. Gabriel Vegh, our founder, is our former Chief Executive Officer from June 2000 through July 2007.  In addition, he was our Acting Chief Financial Officer from June 2005 through July 2007 and Chairman of our Board of Directors from May 2001 through that date.  Mr. Vegh has been one of our directors since November 1992, and served as our President from June 2000 to May 2001. He was our Executive Vice President from January 1995 until June 2000, and our Chief Operating Officer from November 1994 through January 1995. Mr. Vegh was our President from May 1993 through November 1994. From August 1985 until May 1993, Mr. Vegh was the Vice President, Operations of Target Therapeutics, Inc., which is now a division of Boston Scientific Corporation. From February 1983 until August 1985, Mr. Vegh was General Manager, Pilot Operations of Advanced Cardiovascular Systems, Inc., which is now a division of Boston Scientific Corporation. Mr. Vegh received a B.S. in Mechanical Engineering from the New Jersey Institute of Technology.

INDEBTEDNESS OF EXECUTIVE OFFICERS AND DIRECTORS

In June 2000, we entered into a note receivable agreement with William Wheeler, our President and Chief Operating Officer, to facilitate the purchase of a principal residence in the Bay Area. The note calls for an initial payment by us of $142,500 with an additional $5,000 per month up to a maximum of $300,000. The note bears interest at the minimum Applicable Federal Rate was due and payable in a single lump sum 60 months from the note date. The Board of Directors amended Mr. Wheeler's agreement by granting Mr. Wheeler a $75,000 bonus in May 2001 in lieu of further additional monthly payments to him. As security for the note, Mr. Wheeler granted us a security interest in his vested stock options. At December 31, 2006, the balance of the loan was approximately $217,531, including approximately $25,031 of accrued interest. The loan balance was fully reserved as of the end of December 31, 2005 due to no repayment having been made.  No interest was accrued after December 31, 2004. In December 2006, Mr. Wheeler and the Company reached an agreement, in principle, in repaying his loan. The principle loan amount of $192,500 has been discounted at 6% (approximate to the original note’s interest rate) to $162,000 in accordance with APB No. 21, “Interest on Receivables and Payables”.

We have entered into indemnification agreements with our officers and directors containing provisions which may require us, among other things, to indemnify our officers and directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We believe that the foregoing transactions were in our best interests. It is our current policy that all transactions by us with officers, directors, 5% stockholders or their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors (or the Audit Committee of our Board of Directors as required under applicable laws and listing standards), and are on terms no less favorable to us than could be obtained from unaffiliated parties.

FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

LEGAL PROCEEDINGS

A complaint was filed against the Company in the Superior Court in Alameda County, California (File No. HG 08374416), on March 3, 2008 by Gabriel Vegh, one of our directors and the former Chairman and Chief Executive Officer, for violation of statues, breach of contract, bad faith, wrongful termination and damages. The action was commenced in connection with our termination of Mr. Vegh in August 2008. The Company is in the process of responding to the complaint and intends to defend itself vigorously.

On October 31, 2007, the Company received a letter from the law firm representing its former Director of Operations, Mr. Larry Stevens. Mr. Stevens claimed for damages for wrongful termination in violation of public policy, breach of contract and related claims.  The Company determined that Mr. Stevens’ termination was “with cause” thus the severance provision of his employment agreement did not apply. The Company will defend itself vigorously against Mr. Stevens’ claims.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors is responsible for establishing broad corporate policies and for overseeing our overall management. In addition to considering various matters, which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

We have established an Audit Committee, a Compensation Committee, and a Nominating Committee. The Board, its committees and our management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The Board, the Audit Committee, the Compensation Committee, and the Nominating Committee each perform annual self-evaluations. We have adopted a comprehensive Code of Business Conduct and Ethics for all directors, officers and employees. The Code of Business Conduct and Ethics is available at our website, www.cardima.com.

During 2007, the Board of Directors met seven times. While we do not have a formal policy requiring members of the Board to attend the Annual Meeting of Stockholders, we strongly encourage all directors to attend.

Committees of the Board

Audit Committee. We have a separately designated standing Audit Committee of our Board of Directors. The Audit Committee of the Board of Directors (1) selects the independent registered public accounting firm to be retained to audit our financial statements and (2) monitors the effectiveness of the audit effort, our financial and accounting organization and our system of internal accounting controls. Our Board of Directors has adopted a written charter for the Audit Committee.

During the fiscal year ended December 31, 2007, our Audit Committee consisted of two directors: Tony Shum (Chairperson) and Phillip Radlick, all of whom meet the independence requirements for Audit Committee membership under Rule 10A-3 of the Securities Exchange Act of 1934. Our Board of Directors has determined that only Tony Shum qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission.

The Audit Committee conducted four formal meetings and conferred on an informal basis on numerous occasions in 2007.

Compensation Committee. The Compensation Committee of the Board of Directors (1) administers and makes recommendations concerning our policies on salaries and incentive compensation, stock option awards to employees and consultants and otherwise determines compensation levels and (2) performs such other functions regarding compensation as the Board of Directors may delegate. During the fiscal year ended December 31, 2007, our Compensation Committee consisted of two non-employee directors, Tony Shum and Phillip Radlick, and Robert Cheney, who is not an “independent Director” within the meaning of Rule 4200 of the NASD. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of any other entity. Phillip Radlick was our President and Chief Executive Officer from November 1994 to June 2000. In December 1997, we entered into a note receivable agreement with Phillip Radlick, which was subsequently amended in August 2001. See "Certain Transactions" for information concerning Dr. Radlick's note receivable agreement. Robert Cheney was appointed to serve on our Compensation Committee in May, 2006.

The Compensation Committee conducted one formal meeting and conferred on an informal basis on numerous occasions in 2007.

Nominating Committee. The Nominating Committee of the Board of Directors (1) establishes criteria for membership on the Board of Directors and assists the Board of Directors in identifying individuals qualified to become members of the Board of Directors and (2) facilitates the annual review of the performance of the Board of Directors and its committees. Our Board of Directors has adopted a written charter for the Nominating Committee of the Board of Directors. We appointed the following directors to serve on our Nominating Committee: Robert Cheney, Richard Gaston and Phillip Radlick, of whom Mr. Radlick is an “independent director” within the meaning of Rule 4200 of the NASD.

The Nominating Committee conducted no formal meeting and conferred on an informal basis on numerous occasions in 2007.

Stockholder Nominations

Our Bylaws contain provisions, which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. To date, we have not received any recommendations from stockholders requesting the considerations of a candidate for inclusion among the slate of nominees in our proxy statement. The Nominating Committee’s current policy is to consider stockholder recommendations of candidates for election to the Board of Directors, which comply with applicable laws, listing standards and the stockholder nomination process set forth in our Bylaws. The qualifications and standards the Nominating Committee will consider in evaluating any recommendations for nomination, including stockholder recommendations, to the Board of Directors include, but are not limited to:

•	roles and contributions valuable to the business community,
•
personal qualities of leadership, character and judgment, and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to high ethical standards,

•	relevant knowledge and diversity of background and experience in areas such as business, manufacturing, technology, medicine, finance and accounting, marketing, international business and government,
•	whether the candidate has the time required for preparation, participation and attendance at meetings, and
•	requirements relating to composition of the Board of Directors under applicable law and listing standards.

The Nominating Committee’s goal is to assemble a Board of Directors comprised of individuals who have distinguished records of leadership and success and who will make substantial contributions to the Board of Directors. Stockholder recommendations requesting the consideration of a candidate for inclusion among the slate of nominees in our proxy statement must be delivered to, or mailed and received by our Secretary at our executive offices not less than 120 days prior to the proposed date of our annual meeting of stockholders. If less than 100 days notice of the date of the annual meeting of stockholders is given or made to stockholders, any stockholder recommendation must be received no later than the 7th day following the day on which such notice of the date of the annual meeting is mailed.

Director Compensation

Directors currently receive no cash fees for services provided in that capacity but are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board of Directors. Our 1997 Directors' Stock Option Plan (the "Directors' Plan") provides that each person who becomes a non-employee director of the Company will be granted a non-statutory stock option to purchase 20,000 shares of Common Stock on the date on which such person first becomes our non-employee director. This initial grant becomes exercisable as to 25% of the shares subject to the grant per year through the fourth anniversary of the date of grant. In addition, the Directors' Plan provides that on the date of each annual meeting of our stockholders at which such director is re-elected, each such continuing non-employee director shall be granted an additional option to purchase 52,000 shares of Common Stock if, on such date, he or she shall have served on the Board of Directors for at least three months during the current fiscal year, and such option will become exercisable in full on the first anniversary of the date of grant.

See "Summary Compensation Table" and "Option/SAR Grants in Last Fiscal Year" for information concerning compensation relating to Mr. Cheney’s services as Chief Executive Officer.

Our Amended and Restated 2003 Stock Option Plan provides that the vesting and exercisability of all outstanding options shall be accelerated to twice the number of vested shares of Common Stock underlying any such option immediately prior to such acceleration, and the remaining unvested options following such acceleration shall be assumed or substituted by the surviving entity in the event of a change in control. In the event that such outstanding options are not assumed or substituted, the exercisability of all outstanding options shall be accelerated. Members of our Board of Directors and our officers currently hold options granted under our Amended and Restated 2003 Stock Option Plan.

Our 1997 Directors' Stock Option Plan and our 1993 Stock Option Plan provide that options shall become fully vested and exercisable as to all shares granted under these plans in the event that a change in control of the Company occurs. Members of our Board of Directors and our officers currently hold options granted under both our 1997 Directors' Stock Option Plan and our 1993 Stock Option Plan.

See "Employment Agreements and Change in Control Arrangements" for information concerning change in control arrangements relating to Mr. Cheney’s services as Chief Executive Officer.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Summary Compensation Table

The following table sets forth the cash compensation (including cash bonuses) paid or accrued and equity awards granted by us for years ended December 31, 2007 and 2006 to our Chief Executive Officer and our most highly compensated officers other than the Chief Executive Officer at December 31, 2007 whose total compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert Cheney (1)	2007	0	-	-	436,300	-	-	-	436,300
	2006	0	-	-					-
Eric Chan (2)	2007	200,000	42,000	-	436,300	-	-	-	678,300
	2006	200,000	18,000	-	0				218,000

(1)  The fee of $1,408,000 paid in warrants and other assets to Mr. Cheney in connection with the sale of securities of the Company as described in Note 1 to the Financial Statements was charged to general and administrative expenses.  The amount has been excluded from the table above because the promotion of the sale of securities of the Company is not within the normal purview of the person’s activities on behalf of the Company. On September 26, 2007, Mr. Cheney was issued 10 year option to purchase 1,000,000 shares of the Company’s common stock at an option price of $0.44 per share.

(2) Mr. Chan received a bonus of $42k and $18K in 2007 and 2006 respectively. On September 26, 2007, Mr. Chan was issued 10 year option to purchase 1,000,000 shares of the Company’s common stock at an option price of $0.44 per share.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Unearned Shares, Units or Other Rights That Have Not Vested $
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert Cheney		1,000,000	-	$0.44	September 26, 2017	0	$-	0	$-
	500	1,500	-	$0.50	February 13, 2016	0	$-	0	$-
	5,200		-	$0.70	July 27, 2016	0	$-	0	$-
Eric Chan	300		-	$19.10	July 6, 2009	0	$-	0	$-
	500		-	$19.10	July 6, 2009	0	$-	0	$-
	7,000		-	$11.60	June 6, 2010	0	$-	0	$-
	2,500		-	$12.20	October 4, 2010	0	$-	0	$-
	2,500		-	$3.40	April 6, 2011	0	$-	0	$-
	16,224		-	$15.00	February 6, 2012	0	$-	0	$-
	13,921		-	$10.30	March 5, 2013	0	$-	0	$-
	1,080		-	$10.30	March 5, 2013	0	$-	0	$-
	7,500	625	-	$10.40	February 12, 2014	0	$-	0	$-
	6,875		-	$10.40	February 12, 2014	0	$-	0	$-
	13,021	11,979	-	$0.60	November 10, 2015	0	$-	0	$-
	-	1,000,000	-	$0.44	September 26, 2017	0	$-	0	$-

Compensation of Directors:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash $	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All other Compensation ($)	Total $
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Richard Gaston	-	-	$109,075	-	-	$70,000	109,075
Andrew Lee*	-	-	$-	-	-	-	-
Phillip Radlick	-	-	$-	-	-	-	-
Tony Shum	-	-	$436,300	-	-	-	436,300
Tina Sim*	-	-	$21,815	-	-	-	21,815
Gabriel Vegh	-	-	$-	-	-	-	-

*Ms. Tina Sim and Mr. Andrew Lee resigned from the Board on October 5, 2007

Directors receive no cash remuneration for their services as directors at this time.

The following is the list of Directors who were on the Board of Directors in 2007.

Phillip Radlick director since 1994, has been granted non-qualified option for Directors to purchase 5000 shares of the Company’s common stock at an option price of $8.70 per share on May 20, 2004, 800 shares of the Company’s common stock at an varying prices between $8.40 to $14.50 per share between May 5, 2001 through June 6, 2005, and 5,200 shares of the Company’s common stock at an option price of $0.70 per share on July 27, 2007

Richard Gaston, was issued 10 year option to purchase 250,000 shares of the Company’s common stock at an option price of $0.44 per share on September 26, 2007. Mr. Gaston was also paid for $70,000 in 2007 to provide services as an advisor to sales and marketing. Mr. Gaston has agreed to continue to provide advisory service in 2008 at a rate of $8,000 per month.

Tina Sim, our former director, was issued 10-year option to purchase 50,000 shares of the Company’s common stock at an option price of $0.44 per share. On December 5, 2007, the Board approved immediate vesting of these options. She was also was granted non-qualified option for Directors to purchase  500 shares of the Company’s common stock at an option price of $0.30 per share on April 24, 2006 and 5,200  shares of the Company’s common stock at an option price of $0.70 per share on July, 27, 2006

Andrew Lee, director from 2006 thru October 5, 2007 was granted non-qualified option to purchase 500 shares of the Company’s common stock at an option price of $0.30 per share on April 24, 2006 and 5,200 shares of the Company’s common stock at an option price of $0.70 per share on July, 27, 2006.

Mr. Gabriel Vegh has 247,500 options outstanding.

Employment Contracts and Change in Control Arrangements

Dr. Chan is party to an employment agreement dated August 1, 2006, which supersedes the prior agreements dated November 5, 2004 and August 30, 2000. The agreement provides for a salary of not less than $200,000 for Dr. Chan's services as Vice President, Product Development, and accelerated vesting of all of Dr. Chan's options issued prior to the date of the agreement in the event of a "Change in Control" of the Company (as such term is defined in the agreement) and the acceleration of Dr. Chan's options granted after the date of the agreement by the same number of months of completed months of vesting for such options. In addition, Dr. Chan is eligible for an annual bonus to be determined by the Board of Directors. In the event Dr. Chan is terminated for other than for "Cause" (as such term is defined in the agreement), Dr. Chan will receive his base salary and the Company's standard benefits package for an additional 12 months, will receive a bonus for the Company fiscal year coinciding with or immediately following his termination based upon the average bonus he received in the preceding two years prior to his termination, will have his stock options vest on an accelerated basis as described above, and will have ninety days from the date of termination of his employment to exercise his vested options.

Certain Relationships and Related Transactions

As previously disclosed, the Company’s former President and Chief Operating Officer, Mr. William K. Wheeler, has threatened to sue the Company for the recovery of $375,000 plus interest, which he has claimed that he was owed under the terms of his amended executive agreement. He made a settlement proposal, which would extinguish his repayment obligation on the loan that he had received from the Company in June 2000 and May 2001, in the total principal amount of $192,500.

In December 2006, a settlement agreement was reached in principle, which the Company would pay $295,000 to Mr. Wheeler ($5,000 per month for 59 months). In accordance with the Accounting Principle Board (“APB”) No. 21, “Interest on Receivables and Payables”, the $295,000 note payable is discounted at 10% (same as the interest rate on the current loan financing) and the $192,500 note receivable is discounted at 6% (the original note’s interest rate). The discounted value of the note payable and note receivable is $232,287 and $162,022, respectively. The net of these two values of $70,265 is the note payable balance as of December 31, 2006.

As part of the December 17, 2007 agreement with Apix waived its five-percent common share placement fee and accepted for its services rendered, all rights, title and interest in a loan totaling $360,000, including accrued interest, owed to the Company by Phillip Radlick, a Director, with a guarantee by the Company that the minimum recoverable value of the loan is not less than $100,000.  In the event the actual amount recovered is less than $100,000, the Company agrees to pay to Apix the amount of shortfall on or before December 18, 2008.

In December 2007, Apix International Limited (“Apix”) acted as placement agent in a financing transaction in which the Company raised an aggregate of $9,000,000.  Apix is owned by Robert Cheney, our Chief Executive Officer and a Director.  In consideration for the services provided, the Company agreed to compensate Apix as follows: (i) three million warrants to purchase shares of the Company’s common stock at an exercise price of $0.55; and (ii) all rights, title and interest in a loan totaling $360,000, including accrued interest, owed to the Company by Phillip Radlick, with a guarantee by the Company that the minimum recoverable value of the loan is not less than $100,000.  In the event the actual amount recovered is less than $100,000, the Company agrees to pay to Apix the amount of shortfall on or before December 18, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Exchange Act, our directors, our executive officers, and any persons holding more than 10% of our common stock are required to report their ownership of the common stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2007.

To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during our fiscal year ended December 31, 2007, all Reporting Persons timely filed all such reports other than (i) Tina Sim who filed one late Form 4 in connection with an option granted under the 1997 Directors' Stock Option Plan; (ii) Andrew Lee who filed a late Form 3 in connection with being appointed as a director of Cardima, and one late Form 4 in connection with an option granted under the 1997 Directors' Stock Option Plan; (iii) Tony Shum who filed a late Form 3 in connection with being appointed as a director of Cardima and two late Form 4s in connection with (a) an option granted under the 1997 Directors' Stock Option Plan, (b) the sale of all his owned Cardima stock; (iv) Robert Cheney who filed a late Form 3 in connection with being appointed as a director of Cardima; (v) Eric K. Y. Chan, who filed one late Form 4 in connection with the stock purchase under the 1997 Employee Stock Purchase Plan.

The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts..

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to our executive officers during the fiscal year ended December 31, 2007. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and our compensation plans, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon our performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of two elements: (1) base salary, which reflects individual performance and expertise, and (2) long-term stock-based incentive awards, which are designed to strengthen the mutual interests of the executive officers and our stockholders. Additionally, some executives are eligible for variable bonus awards payable in cash, which are tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for us.

The summary below describes in more detail the factors, which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with us for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary may be adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Our performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific Company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

Long-Term Incentive Compensation

We have utilized our stock option plan to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake in us and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual's position in our organization, his or her performance and responsibilities and internal comparability considerations.

To date, each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of our Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

Robert Cheney has served as our Chief Executive Officer since August 31, 2007.

The factors discussed above in "Base Salary," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were applied by the Compensation Committee in establishing the amount of Mr. Cheney’s salary, stock option grant and bonus. Mr. Cheney did not participate in any decisions related to his compensation. Significant factors the Compensation Committee considered in establishing Mr. Cheney’s compensation included his individual performance, the achievement of specific objectives, and the compensation of chief executive officers of other companies in the medical device industry, taking into account relative company size and stage of development. The Compensation Committee felt that Mr. Cheney’s performance and effort contributed to our progress over the last year and exercised its judgment in awarding the salary and bonus shown in the Summary Compensation Table.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by us to each of our executive officers is expected to be below $1 million and the Committee believes that options granted under our 1993 Stock Option Plan and our 2003 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to us with respect to the compensation of our executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, Cardima may from time to time pay compensation to its executive officers that may not be deductible.

August 13, 2008	Compensation Committee

Tony Shum
Phillip Radlick
Robert Cheney

The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m)(3) of the Exchange Act and under the NASDAQ Stock Market, LLC listing standards currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that only Mr. Shum qualifies as an “audit committee financial expert.”

The Audit Committee operates under a written charter, which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by independent public accountants. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

 The Audit Committee also discussed with the Company’s independent auditors the overall scope and plans for their audit, and met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

 The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2007 with management. The Audit Committee has also discussed with PMB Helin Donovan, LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee has also received and reviewed the written disclosures and the letter from PMB Helin Donovan, LLP required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” and has discussed the independence of PMB Helin Donovan, LLP.

Based on the review and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

August 13, 2008	Audit Committee

Tony Shum
Phillip Radlick

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Bylaws, the holders of our common stock may elect our 6 directors. All nominees have advised us that they are able and willing to serve as directors. However, if any nominee is unable to or for good cause will not serve, the persons named in the accompanying proxy will vote for any other person nominated by our Board of Directors.

Except as set forth below, no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

The Board of Directors Recommends a Vote "FOR" the Election of the Nominees Listed Below.

The following table sets forth the names and ages of the nominees of our Board of Directors:

			Director
Name of Director	Age	Principle Occupation	Since
Tony Shum	39	Chairman of our Board of Directors, Business Development Executive, HSBC	2006
Robert Cheney	49	Chief Executive Officer, Interim Chief Financial Officer	2006
		Director, Apix International Limited
Eric Chan, Ph.D.	50	Chief Technical Officer	2007
Sung Chun, M.D.	45	Chief Medical Officer	-
Richard Gaston, M.D.	64	Director	2007

Phillip Radlick, Ph.D.	70	Director	1994

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors are as follows:

Mr. Tony Shum has been our Chairman since September 2007 and our directors since February 2006. Mr. Shum is a Business Development Executive for the global banking group HSBC since February 2006. From February 2001 to January 2006, Mr. Shum worked as a consultant providing business strategy and analysis services in Asia Pacific and Europe for businesses ranging from start-up ventures to multi-national corporations. Also Mr. Shum worked for Walt Disney Television International where he helped to establish its broadcast television business in the Asia-Pacific region. Mr. Shum is a Chartered Accountant and worked for Deloitte & Touche in Canada and Price Waterhouse in Hong Kong.

Mr. Robert Cheney has been our Chief Executive Officer and Interim Chief Financial Officer since August 2007 and has been one of our directors since February 2006. Mr. Cheney is a corporate consultant based in Hong Kong since January 2001. Mr. Cheney is also a director and shareholder of Apix International Limited. Mr. Cheney was previously the Chairman and CEO of a Hong Kong based telecommunications and Internet Services Company. Prior to his business career, Mr. Cheney was a corporate lawyer in private practice qualified in Hong Kong, Canada and Britain.

Eric Chan, Ph.D., co-inventor of Cardima’s INTELLITEMP® Energy Management System, the Surgical Ablation Probe with Stabilization Sheath, and the REVELATION Helix catheter, has been our Senior Vice President of Product Development since February 2007.  Dr. Chan was promoted to Chief Technical Officer in September 2007. Dr. Chan received a B.S.E.E. from Purdue University, and both the M.S.E. and Ph.D. degrees in Biomedical Engineering from the University of Texas at Austin.  He also completed the Global Bio-Executive Program at the University of California, Berkeley, Haas School of Business.  He is a Senior Member of the Institute of Electrical and Electronic Engineers, and an elected Fellow of the European Society of Cardiology.

Sung H. Chun, M.D., has been our Chief Medical Officer since November 2007. Since May 2004, Dr. Chun has been the Director of Cardiac Arrhythmia Service in the Palo Alto Medical Foundation. From May 2004 to December 2005, Dr. Chun was the Clinical Assistant Professor (Cardiovascular) in the Stanford University School of Medicine. From September 2001 to April 2004, Dr. Chun was the Program Director of Cardiac Electrophysiology Fellowship of the Stanford University of Medicine. Dr. Chun received a B.S. in Medical Microbiology from Stanford University and M.D. from George Washington University School of Medicine. Dr. Chun is currently a Board of Director of the Beautiful Mind Ensemble Charity Organization, a member of the Editorial & Advisory Committee, the Japanese Journal of Arrhythmia, and the editorial reviewer for Kluwer Academic Publishers.

Richard Gaston, M.D., has been a director since October 5, 2007.   He retired in 2006 from clinical practice as a Board certified cardiologist.   From 1981 to 2006, Dr. Gaston practiced as a cardiologist in Petaluma, California and played a major role in establishing state of the art intensive care unit at Petaluma Valley Hospital in 1980’s. From 1997 to 2003, Dr. Gaston also was the biotechnology and pharmaceutical analyst of AmeriCal Securities in San Francisco, California with a prominent role in selling Imatron Inc. to GE Healthcare.  Dr. Gaston received an A.B. in Psychology from Stanford University, M.D. from University of Michigan, Internship and Medical Residency from University of Utah and Cardiology Fellowship from Michigan State University.

Phillip Radlick, Ph.D., has been one of our directors since November 1994. Dr. Radlick is currently an independent consultant in the healthcare industry. Dr. Radlick served as President and Chief Executive Officer of Lipid Sciences, Inc., a publicly held biotechnology company, from June 2000 until October 2002. Dr. Radlick was our President and Chief Executive Officer from November 1994 to June 2000. Prior to joining us, from November 1992 until October 1994, Dr. Radlick was the President and Chief Executive Officer of Hepatix, Inc., a start-up medical device company. From November 1986 until November 1992, Dr. Radlick was the President of Edward's Cardiovascular Surgery Division, a division of Baxter Healthcare responsible for the development, manufacture and sale of cardiovascular products. Dr. Radlick received a B.S. in Chemistry and a Ph.D. in Organic Chemistry from the University of California, Los Angeles.

PROPOSAL 2: RATIFYING THE ADOPTION OF THE 2007 EMPLOYEE OPTION PLAN
FOR THE ISSUANCE OF 30,000,000 SHARES OF CARDIMA’S COMMON STOCK OVER THE TERM OF THE PLAN

On September 14, 2007, the Board of Directors adopted the 2007 Employee Option Plan, for the issuance of 30,000,000 shares of common stock under the option plan. The option plan is intended to provide an opportunity for eligible employees of the Company and its designated subsidiaries to acquire options on a favorable basis. The 2007 Stock Plan authorizes the Board of Directors or one or more of its members to grant options to purchase shares of the Company to eligible individuals.  Eligible individuals may be employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary, and consultants who provide valuable service to us or our Parent or Subsidiary. Options to purchase Common Stock granted under the plan may be incentive stock options or non-statutory stock options as determined by the Board of Directors or its delegate. 30,000,000 shares of Common Stock were reserved for issuance over the term of the 2007 Stock Plan.

Under the plan in no event shall the option price per share be less than 85% of the fair market value of a share of Common Stock on the date of the grant. In case of incentive stock option, except options to 10% stockholders, the exercise price of the option will not be less than 100% of the fair value of the Common Stock at the grant date. Each option agreement specifies the term as to when the option is to become exercisable. Standard options vest at a rate of at least 33% of the underlying shares per year over 3 years and have a maximum term of 10 years. However, in no event shall an incentive stock option granted to a 10% stockholder under the plan shall have a maximum term in excess of more than 5 years from the date of the grant, Any optionee (as determined under Section 424 (d) of the Internal Revenue Code) who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company, its Parent or Subsidiary is not eligible for the grant unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of the grant.

The Board recommends a vote FOR the proposal to ratify the adoption of the 2007 Employee Option Plan, as authorized by the Board of Directors on September 14, 2007, for the issuance of 30,000,000 shares of Cardima’s Common Stock over the term of the Plan.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors is seeking stockholder ratification of the selection of PMB Helin Donovan, LLP by the Audit Committee of the Board of Directors to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Stockholder ratification of the selection of PMB Helin Donovan, LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of PMB Helin Donovan, LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Our former independent accountant, Marc Lumer & Company (the “Former Accountant”), resigned as our independent registered public accounting firm on October 19, 2007.

The reports of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles for the two most recent fiscal years, except that the Former Accountant's opinion in its report on the Company's financial statements for each of the last two fiscal years expressed substantial doubt with respect to the Company's ability to continue as a going concern.

During the Company's two most recent fiscal years and the subsequent interim period through the date of resignation, there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-B.

During the Company's two most recent fiscal years and the subsequent interim period through the date of resignation, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.

The Company did not consult with PMB Helin Donovan, LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by PMB Helin Donovan, LLP that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

The following table sets forth the aggregate fees billed or to be billed to us by PMB Helin Donovan, LLP for the fiscal year ended December 31, 2007:

For the Year Ended December 31, 2007
Audit Fees	$137,000
Audit-Related Fees	$0
Tax Fees	$0
All Other Fees	$0
Total Fees	$137,000

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, as well as services normally provided by our principal accounting firm in connection with statutory and regulatory filings or engagements, including registration statements.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees."

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning. None is provided by our principal accounting firm.

Pre-Approval Policies and Procedures

All services performed by PMB Helin Donovan, LLP were pre-approved by the Audit Committee in accordance with its pre-approval policy. Our Audit Committee approves the terms and fees of all audit and permissible non-audit services by our independent registered public accounting firm in advance of the provision of any such services.

The Board recommends a vote FOR the appointment of PMB Helin Donovan, LLP as independent auditors.

FORM 10-KSB

WE HAVE INCLUDED HEREWITH A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB and FORM 10-KSB/A FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, AND AN AMENDMENT THERETO, IN EACH CASE AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

COMMUNICATIONS WITH STOCKHOLDERS

Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our Chief Executive Officer, our non-management directors or the audit committee. Such communications may be confidential or anonymous, and may be submitted in writing addressed care of Mr. Gabriel Vegh, Chief Executive Officer, Cardima Inc., 47266 Benicia Street, Fremont, California 94538-7330. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by the proper executive officers in the same way that other concerns are addressed by us.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

Proposals that a stockholder desires to have included in our proxy materials for our 2008 Annual Meeting of Stockholders must comply with the applicable rules and regulations of the Commission, including that any such proposal must be received by our Secretary at our principal office no later than March 31, 2009. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by our Secretary not more than 180 days prior to the anniversary of the preceding year's annual meeting. With respect to stockholder proposals, the stockholder's notice to our Secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as other information set forth in our By-laws or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder's notice to our Secretary must contain certain information set forth in our By-laws about both the nominee and the stockholder making the nominations. If a stockholder desires to have a proposal included in our proxy materials for our 2008 Annual Meeting of Stockholders and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in this paragraph. Any required written notices should be sent to Cardima Inc., 47266 Benicia Street, Fremont, California 94538-7330 Attn: Chief Executive Officer.

OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

We know of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.

SOLICITATION OF PROXIES

The expense of this solicitation of proxies will be borne by us. Solicitations will be made only by use of the mail except that, if deemed desirable, our officers and regular employees may solicit proxies by telephone, telegraph or personal calls. We may retain an independent proxy solicitor to aid in the solicitation. For these potential services, we will pay any such independent proxy solicitor a fee of no more than $10,000 and reimburse it for certain out-of-pocket disbursements and expenses. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and we will reimburse them for their reasonable expenses incurred in this effort.

BY ORDER OF THE BOARD OF DIRECTORS

Mr. Robert Cheney
Chief Executive Officer and Interim Chief Financial Officer

Exhibit 1

CARDIMA, INC.

2007 STOCK OPTION PLAN

I.           PURPOSES OF THE PLAN

This 2007 Stock Option Plan (the “Plan”) is intended to promote the interests of Cardima, Inc., a Delaware corporation (the “Corporation”), by providing a method whereby eligible individuals who provide valuable services to the Corporation (or its parent or subsidiary corporations) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and continue to render services to the Corporation (or its parent or subsidiary corporations).

For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

                (i)           Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation (a “Parent”), provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ii)           Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation (a “Subsidiary”), provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II.           ADMINISTRATION OF THE PLAN

A.           A committee comprised of non-employee members of the Board of Directors who satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 (the “1934 Act”) as it is then in effect to exempt stock awards made hereunder from the short-swing profit recovery rules of Section 16(b) of the 1934 Act (the “Primary Committee”) and who satisfy the requirements of Section 162(m) of the Internal Revenue Code shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders.

B.           Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the discretion of the Board of Directors (the “Board”), be vested in the Primary Committee or a second committee comprised of one or more Board members (the “Secondary Committee” and, with the Primary Committee, the “Committee”), or the Board may retain the power to administer the Plan with respect to all such persons. The members of the Secondary Committee may be individuals who are employees eligible to receive option grants under the Plan or any stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary) or who have any other business relationship with the Corporation outside their roles as members of the Board. The Board, any Primary Committee or any Secondary Committee charged with the administration of the Plan are referred to hereinafter as the “Plan Administrator.”

C.           Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time.  The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

D.           Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding options thereunder as it may deem necessary or advisable.  Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any option thereunder.

E.           Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee.  No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any grants under the Plan.

III.           ELIGIBILITY FOR OPTION GRANTS

The persons eligible to receive option grants under the Plan are as follows:

(i)           common law employees who are on the payroll of the Corporation, including officers and directors who are employed by the Corporation, its Parent or its Subsidiary (“Employees”);

(ii)           the non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary; and

(iii)           those consultants, who are natural persons, who provide valuable services to the Corporation (or its Parent or Subsidiary).

The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option (“Incentive Option”) which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

IV.           STOCK SUBJECT TO THE PLAN

A.           The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock.  The aggregate number of shares which may be issued over the term of the Plan shall not exceed 30,000,000 shares. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section IV.

B.           No one person participating in the Plan may receive options for more than 3,000,000 shares of Common Stock per calendar year, beginning with the 2007 calendar year.

C.           Shares subject to outstanding options shall be available for subsequent option grants under the Plan to the extent options expire or terminate for any reason prior to exercise in full. Shares repurchased by the Corporation pursuant to its repurchase rights under the Plan shall not be available for subsequent option grants.

D.           In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, proportionate adjustments shall be made to (I) the aggregate number and/or class of shares issuable under the Plan and (II) the aggregate number and/or class of shares and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.  The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

E.           During such period that the Plan is subject to the requirements of Section 25110 of the California Corporations Code, any amendment to increase the share reserve of the Plan shall not increase the total number of shares of Common Stock issuable upon exercise of all outstanding options and the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Corporation, to exceed 30% of the number of outstanding total number of shares of Common Stock (such term to include any convertible preferred and convertible senior common shares of the Corporation) at the time of any such increase, unless a percentage higher than 30% is approved by at least two-thirds of the outstanding shares of the Corporation entitled to vote.

V.           TERMS AND CONDITIONS OF OPTIONS

A.           Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options.  Individuals who are not Employees may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VI.

B.           Option Price.

1.           The option price per share shall be fixed by the Plan Administrator.  In no event, however, shall the option price per share be less than eighty-five percent (85%) of the fair market value of a share of Common Stock on the date of the option grant or, in the case of an option granted to the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its Parent or Subsidiary corporations (such person to be herein referred to as a “10% Stockholder”), the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value of one share of Common Stock on the grant date.

2.           The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section IX and the instrument evidencing the grant, be payable in one or more of the forms specified below:

        (i)           cash or check drawn to the Corporation's order;

(ii)           in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date; or

(iii)           to the extent not prohibited by applicable law and to the extent the option is exercised for vested shares, through a sale and remittance procedure pursuant to which the optionee is to provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction.

For purposes of this subparagraph B, the Exercise Date shall be the first date on which there shall have been delivered to the Corporation both written notice of the exercise of the option and, except to the extent such sale and remittance procedure is utilized, payment of the option price for the purchased shares.

3.           The fair market value of a share of Common Stock on any relevant date under subparagraph 1 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

(i)           If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market System or the Nasdaq SmallCap Market, the fair market value shall be the closing selling price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

(ii)           If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

(iii)           If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Plan Administrator determines that the value determined pursuant to subparagraphs (i) and (ii) above does not accurately reflect the fair market value of the Common Stock, then such fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, including one or more independent professional appraisals.

C.           Term and Exercise of Options.

Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option. During such time that the Plan is subject to the requirements of Section 25110 of the California Code of Corporations, an Option granted to an individual other than an officer of the Corporation, a member of the Board or a consultant to the Corporation shall become exercisable at a rate of at least 20% of the underlying Shares per year over 5 years from the date of grant of the Option. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date and no Incentive Option granted to a 10% Stockholder shall have a maximum term in excess of five (5) years from the grant date.  During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

D.           Effect of Termination of Employment.

1.           Except to the extent otherwise provided pursuant to subparagraph 3 below, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of death or cessation of Service. For the purposes of this Plan, the term “Service” shall mean service to the Corporation, or a Parent or Subsidiary, by an individual as an Employee, a non-employee member of the Board of Directors or a consultant.

(i)           Should the optionee cease to remain in Service for any reason other than death or Disability (as hereinafter defined), then the period during which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

(ii)           In the event such Service terminates by reason of Disability, then the period during which each outstanding option held by the optionee is to remain exercisable shall be limited to the six (6)-month period following the date of such cessation of Service. “Disability” shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

(iii)           Should the optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the optionee's death.  During such limited period, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

(iv)           Each such option shall, during such limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

2.           Under no circumstances shall any option be exercisable after the specified expiration date of the option term.

3.           The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Corporation or one or more of its Parent or Subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

4.           The Board shall have full power and authority to extend the period of time for which the option is to remain exercisable following the optionee's termination of Service from the three (3)-month (six (6) months in the case of Disability) or shorter period set forth in the option agreement to such greater period of time as the Board shall deem appropriate; provided, that in no event shall such option be exercisable after the specified expiration date of the option term.

E.           Stockholder Rights.  An optionee shall have none of the rights of a stockholder with respect to the shares subject to the option until such individual shall have exercised the option and paid the option price.

F.           Repurchase Rights.  The shares of Common Stock acquired upon the exercise of options granted under the Plan may be subject to one or more repurchase rights of the Corporation in accordance with the following provisions:

1.           The Plan Administrator may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Corporation (or its assignees) shall have the right, exercisable upon the optionee's cessation of Service, to repurchase at the option price all or (at the discretion of the Corporation and with the consent of the optionee) part of the unvested shares of Common Stock at the time held by the optionee.  Any such repurchase right shall be exercisable by the Corporation (or its assignees) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provision for the expiration of such right in one or more installments over the optionee's period of Service) as the Plan Administrator may specify in the instrument evidencing such right. During such time that the Plan is subject to the requirements of Section 25110 of the California Code of Corporations, if a right of repurchase of the Corporation is exercised upon termination of employment of an optionee, the repurchase price shall be set at not less than the original purchase price of the Shares, provided that the right to repurchase shall lapse at a rate of 20% of the Shares per year over 5 years from the date the option was granted. The right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the securities within ninety (90) days of termination of employment.

2.           All of the Corporation's outstanding repurchase rights shall automatically terminate upon the occurrence of any Corporate Transaction under Section VII.

VI.           INCENTIVE OPTIONS

The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan.  Incentive Options may only be granted to individuals who are Employees of the Corporation.  Options which are specifically designated as “non-statutory” options when issued under the Plan shall not be subject to such terms and conditions.

A.           Option Price.  The option price per share of the Common Stock subject to an Incentive Option shall in no event be  less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant. If the individual to whom the option is granted is a 10% Stockholder, then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value of one share of Common Stock on the grant date.

B.           Dollar Limitation.  The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its Parent or Subsidiary) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).  To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

Except as modified by the preceding provisions of this Section VI, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

VII.           CORPORATE TRANSACTIONS

A.           In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Corporation, (ii) a merger or consolidation in which the Corporation is not the surviving entity (except for a transaction the principal purpose of which is to change the State of Corporation’s incorporation) or (iii) a reverse merger in which the Corporation is the surviving entity but in which all of the Corporation’s outstanding voting stock immediately preceding the merger are converted by virtue of the merger or transferred to the acquiring entity or its wholly-owned Subsidiary (individually, a “Corporate Transaction”), then any surviving entity or acquiring entity shall assume any outstanding options under the Plan or shall substitute similar options.   Notwithstanding the assumption or substitution of any portion of any outstanding option under the Plan by the surviving entity or acquiring entity, in the event of a Corporate Transaction the vesting and exercisability of each outstanding option under the Plan shall accelerate so that each option shall become vested and exercisable immediately prior to the Corporate Transaction for twice the number of vested shares of Common Stock subject to such option immediately prior to such acceleration, up to 100% of the shares of Common Stock subject to such option. In the event the surviving entity or acquiring entity refuses to assume such options or to substitute similar options for those outstanding under the Plan, then the vesting and exercisability of each option outstanding under the Plan shall automatically accelerate in full so that each option shall, immediately prior to the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares or fully vested shares of Common Stock.

B.           Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the surviving entity or acquiring entity (or Parent thereof).

C.           Each outstanding option which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would be issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same.  Appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction.

D.           The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

E.           The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

VIII.           TAX WITHHOLDING

A.           The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or upon the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B.           The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the taxes incurred by such holders in connection with the exercise of their options.  Such right may be provided to any such holder in either or both of the following forma

(i)           Stock Withholding.  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the taxes (not to exceed one hundred percent (100%)) designated by the holder.

(ii)           Stock Delivery.  The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the taxes) with an aggregate Fair Market Value equal to the percentage of the taxes (not to exceed one hundred percent (100%)) designated by the holder.

IX.           LOANS

A.           To the extent not prohibited by applicable law, the Plan Administrator may assist any optionee (including an optionee who is an officer or director of the Corporation) in the exercise of one or more options granted to such optionee, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such optionee, or (ii) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years.

B.           The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion.  Loans or installment payments may be granted with or without security or collateral.  However, any loan made to a consultant or other non-employee advisor must be secured by property other than the purchased shares of Common Stock.  In all events, the maximum credit available to each optionee may not exceed the sum of (i) the aggregate option price payable for the purchased shares (less the par value) plus (ii) any Federal and State income and employment tax liability incurred by the optionee in connection with such exercise.

C.           The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under the financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Board in its discretion deems appropriate.

X.           NO EMPLOYMENT OR SERVICE RIGHTS

A.           Nothing in the Plan shall confer upon the optionee any right to continue in the service or employ of the Corporation (or any Parent or Subsidiary of the Corporation employing or retaining such optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary of the Corporation employing or retaining such optionee) or of the optionee, which rights are hereby expressly reserved by each, to terminate the Service of the optionee at any time for any reason, with or without cause.

XI.           AMENDMENT OF THE PLAN

A.           The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall, without the consent of the Corporation’s stockholders, adversely affect the rights and obligations with respect to options at the time outstanding under the Plan; and provided, further that any amendment or modification by the Board to (i) increase the maximum number of shares issuable under the Plan or the maximum number of shares for which any person may be granted options per calendar year, except for permissible adjustments under Section IV or (ii) materially modify the eligibility requirements for the grant of options under the Plan, shall not be effective without the approval of the Corporation's stockholders within one year of such amendment or modification to the Plan.

B.           Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the Corporation's stockholders and (ii) each option granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

XII.           EFFECTIVE DATE AND TERM OF PLAN

A.           The Plan became effective when adopted by the Board on September 14, 2007, subject to approval by the Corporation's stockholders.

B.           Unless sooner terminated in accordance with Section VII, the Plan shall terminate upon the earlier of (i) September 14, 2017 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or surrender of options granted hereunder.  If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

XIII.           USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

XIV.           INFORMATION OBLIGATION

During such time that the Plan is subject to the requirements of Section 25110 of the California Code of Corporations, the Corporation shall provide the Participants with financial statements at least annually. This Section XIV shall not apply to key Employees whose duties in connection with the Corporation assure them access to equivalent information.

XV.           REGULATORY APPROVALS

The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

ANNUAL MEETING OF STOCKHOLDERS OF

CARDIMA INC.

September 8, 2008

-- FOLD AND DETACH HERE AND READ THE REVERSE SIDE --

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CARDIMA INC.

The undersigned appoints Mr. Robert Cheney, as proxy, with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of Cardima Inc., held of record by the undersigned at the close of business on August 4, 2008, at the Annual Meeting of Stockholders to be held at 11:00 a.m. on September 8, 2008, at 47266 Benicia Street, Fremont, California 94538, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

(Continued, and to be marked, dated and signed, on the other side)

-- FOLD AND DETACH HERE AND READ THE REVERSE SIDE --

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.	ELECTION OF DIRECTORS:
(To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below)
	Nominees are: Tony Shum, Robert Cheney, Eric Chan, Sung Chun, Richard Gaston, and Phillip Radlick.	FOR		WITHHOLD AUTHORITY

2.
PROPOSAL TO RATIFY THE ADOPTION OF THE 2007 EMPLOYEE OPTION PLAN, AS AUTHORIZED BY THE BOARD OF DIRECTORS ON SEPTEMBER 14, 2007, FOR THE ISSUANCE OF 30,000,000 SHARES OF CARDIMA’S COMMON STOCK OVER THE TERM OF THE PLAN.
		FOR	AGAINST		ABSTAIN

3.	PROPOSAL TO RATIFY APPOINTMENT OF PMB HELIN DONOVAN, LLP AS INDEPENDENT AUDITORS.	FOR	AGAINST		ABSTAIN

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

            COMPANY ID:
                                                                                                  PROXY NUMBER:
                                                                                                        ACCOUNT NUMBER:

Signature: ______________________     Signature: ______________________                         Date: ________________________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.